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Scarpello & Alling, Ltd.
276 Kingsbury Grade
Suite 2000
Lake Tahoe, NV 89449
(702) 588-6676


                               ASSET TRANSFER AGREEMENT
                          BETWEEN HARVEYS CASINO RESORTS AND
                        HARVEYS TAHOE MANAGEMENT COMPANY, INC.

    This Asset Transfer Agreement (the "Agreement") is made and entered into effective the 1st day of June, 1997, by and between Harveys Casino Resorts, a publicly traded Nevada corporation (the "Transferor") and Harveys Tahoe Management Company, Inc., a Nevada corporation (the "Transferee").

                                       RECITALS
    WHEREAS, Transferor and Transferee desire to enter into a transaction whereby Transferor will transfer and assign certain assets to Transferee with respect to Transferor's Lake Tahoe, Nevada Casino/Hotel in exchange for one hundred percent (100%) of the common stock of Transferee.

    NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, Transferor and Transferee agree as follows:

                                      WITNESSETH

    1.   DEFINITIONS.

         1.1 "Assets" means all assets transferred from Transferor to Transferee hereunder, with respect to the Lake Tahoe, Nevada Hotel/Casino, including but not limited to the Contracts, Equipment, Real Estate, Technical Records, Pre-Paid Expenses and Other Property, including any and all liabilities attached to such Property. Transferor agrees to prepare a balance sheet reflecting the assets and the Transferor's book value of the assets transferred under this Agreement as of the Transfer Date, which Transferor agrees to deliver to Transferee as soon as reasonably practicable.

         1.2 "Contracts" means all agreements with vendors, purchase contracts, employment contracts, service contracts and all other contracts or agreements associated with


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the Lake Tahoe, Nevada Hotel/Casino in the name of Transferor as of the Transfer
Date, including any and all liabilities owed under such contracts prior to the Transfer Date.

         1.3 "Equipment" means the office equipment, furniture and furnishings, all assets related to the Casino/Hotel operations, accessories, supplies, computer hardware and software and other personal property used by Transferor in connection with the Casino/Hotel as of the Transfer Date.

         1.4 "Administrative and Management Functions" means the management, administrative, marketing, and other activities carried out by various departments of Transferor which are intended to remain part of the Lake Tahoe, Nevada operations excluding those administrative and management functions considered to be "corporate" functions.

         1.5  "Parties" refers to, collectively, the Transferor and Transferee.

         1.6 "Other Property" means all of the property associated with the Administrative and Management Functions and Hotel/Casino operations.

         1.7  "Prepaid Expenses" means all prepaid expenses by Transferor.

         1.8 "Real Estate" means all leasehold interests of Transferor and the fee title held by Transferor in certain real property, as set forth on Exhibit A.

         1.9 "Technical Records" means all documents, records, ledgers, journals and other recorded materials in whatever form (including but not limited to written records, electronic records, magnetic records, optical records) used by Transferor in connection with the Administrative and Management Functions as of the Transfer Date.

         1.10 "Transfer Date" means the effective date set forth in the initial paragraph of this Agreement.


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    2.   TRANSFER AND ASSIGNMENT OF ASSETS.

         2.1 Transferor hereby transfers and assigns to Transferee, and Transferee hereby acquires and assumes from Transferor, all right, title and interest of Transferor in and to the Assets in exchange for one hundred percent (100%) of the issued and outstanding shares of common stock of Transferee. Transferee represents that at the time of this transfer, there are no other shares of its common stock nor any other class of stock issued or outstanding.

         2.2 The transfer and assignment of the Assets and issuance of stock as contemplated by this Agreement shall be effective as of the Transfer Date.

         2.3 Transferor and Transferee intend the transfer and assignment of Assets in exchange for the common stock of Transferee to qualify under Internal Revenue Code Section 351 as a tax-free transaction.

         2.4 Except as explicitly provided for herein, neither Transferor nor Transferee make any representation or warranties with respect to the transfer and assignment of assets herein.

    3.   CONTINUING OBLIGATION OF THE PARTIES.

         The Parties hereto agree that if at any time after the Transfer Date, further action is necessary to carry out the purposes of this Agreement, Transferor and Transferee will take such further action, including the execution and delivery of instruments and documents, as either Transferor or Transferee may reasonably request.

    4.   LIABILITIES AND INDEMNIFICATION.

         Transferee agrees to assume such liabilities of Transferor with respect to the


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Assets as may be necessary, provided, however, that unless specifically agreed upon with the third-party obligee, Transferor shall also remain responsible for such liabilities. Transferor agrees to indemnify and hold harmless Transferee from and against any and all costs, losses, liabilities, damages and expenses accruing prior to the Transfer Date and arising out of Transferor's obligations under the assets. Transferee agrees to indemnify and hold Transferor harmless from and against any and all costs, losses, liabilities, damages and expenses accruing on or after the Transfer Date and arising out of Transferee's obligations pursuant to the Assets.

    5.   ACQUISITION OF STOCK BY TRANSFEROR.

         Transferor represents and warrants that it is acquiring the common stock of Transferee for its own account for investment and not with a view to or for sale in connection with any distribution.

    6.   EMPLOYEES AND EMPLOYEE BENEFITS.

         Transferor and Transferee agree and acknowledge that, effective on the Transfer Date, certain specific employees of Transferor employed at the Lake Tahoe, Nevada Hotel/Casino shall become employees of Transferee, as mutually agreed upon by the Parties. Transferor and Transferee shall execute the required documents and take other necessary steps to ensure that Transferee will be included as an affiliated employer of Transferor for purposes of all employee benefit plans. All transferred employees shall retain their continuity of services for purposes of any benefits plan.

    7.   MISCELLANEOUS.

         7.1 This Agreement, including all documents referred to herein, constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they


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relate in any way to the subject matter hereof.

         7.2 This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         7.3 Section headings contained in this Agreement are inserted for convenience only and shall not in any way effect the meaning or interpretation of this Agreement.

         7.4 All notices, requests, demands, claims and other communications hereunder shall be either in writing or hand delivered or sent by first-class mail, postage prepaid, or sent by facsimile to the recipient at the address below:

              Harveys Casino Resorts
              P.O. Box 128
              Lake Tahoe, NV 89449
              Attn:  Chief Executive Officer

              Harveys Tahoe Management Company, Inc.
              P.O. Box 128
              Lake Tahoe, NV 89449
              Attn:  President

With a copy to:

              Scarpello & Alling, Ltd.
              P.O. Box 3390
              Stateline, NV 89449
              Attn: Ronald D. Alling, Esq.

         7.5 This Agreement shall be governed and construed in accordance with the laws of the State of Nevada. The Parties agree that any action or dispute herein shall be subject to jurisdiction and venue in Douglas County, Nevada.

         7.6 No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and agreed to by Transferor and Transferee.


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         7.7  Any term or provision of this Agreement that is invalid or unenforceable in any way shall not effect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability in any other situation or jurisdiction.
///

///

    IN WITNESS WHEREOF, the Parties hereto have executed this Agreement to be effective as of the date set forth above.
                                       Harveys Casino Resorts, a Nevada
                                       Corporation

    By: /s/ Charles W. Scharer
       ---------------------------------

    Its: President
        --------------------------------


    By: /s/ John J. McLaughlin
       ---------------------------------

    Its: Treasurer
        --------------------------------

                                            Harveys Tahoe Management Company,
                                            Inc., a Nevada Corporation


    By: /s/ Charles W. Scharer
       ---------------------------------

    Its: President
        --------------------------------


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                                      EXHIBIT A

                                     REAL ESTATE


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